Exhibit 4.13

JOINDER NO. 3 TO SECURITY AGREEMENT

Joinder No. 3 (this “Joinder”), dated as of January 29, 2015, to the Security Agreement, dated as of December 21, 2012 (as amended, restated, supplemented, or otherwise modified from time to time, the “Security Agreement”), by and among each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, jointly and severally, “Grantors” and each, individually, a “Grantor”) and Wells Fargo Bank, National Association, as trustee (in such capacity, together with its successors and assigns, the “Trustee”) and as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”).

W I T N E S S E T H:

Armstrong Energy, Inc. (the “Issuer”), the other Grantors party from time to time thereto (the “Guarantors”), Wells Fargo Bank, National Association, as Trustee and Wells Fargo Bank, National Association, as the Collateral Agent are parties to that certain Indenture, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Indenture”), pursuant to which the Issuer has issued $200,000,000 of its 11.75% senior secured notes due 2019 (the “Initial Notes”) and may issue additional notes from time to time in accordance with the Indenture (the “Additional Notes” and, together with the Initial Notes, the “Notes”); and

Initially capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement or, if not defined therein, in the Indenture; and

Grantors have entered into the Security Agreement in order to induce the Holders of the Notes to make certain financial accommodations to Issuer; and

Pursuant to the Indenture and Section 26 of the Security Agreement, certain Subsidiaries of the Issuer, must execute and deliver certain Note Collateral Documents (as defined in the Intercreditor Agreement), including the Security Agreement, and the Joinder to the Security Agreement by the undersigned new Grantor (the “New Grantor”) may be accomplished by the execution of this Joinder in favor of Collateral Agent, for the benefit of the Secured Parties; and

The New Grantor (a) is a Subsidiary of Issuer and, as such, will benefit by virtue of the financial accommodations extended to Issuer by the Secured Parties and (b) by becoming a Grantor will benefit from certain rights granted to the Grantors pursuant to the terms of the Note Documents;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Grantor hereby agrees as follows:

1. In accordance with Section 26 of the Security Agreement, the New Grantor, by its signature below, becomes a “Grantor” under the Security Agreement with the same force and effect as if originally named therein as a “Grantor” and the New Grantor hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a “Grantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Grantor” thereunder are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) on and as of the date hereof. In furtherance of the foregoing, the New Grantor does hereby unconditionally grant, assign, and pledge to Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest in and to all of the New Grantor’s right, title and interest in and to the Collateral. Schedule A, “Security Interest Data Summary”, and Schedule B, “Commercial Tort Claims”, attached hereto, supplement Schedule A and Schedule B, respectively, to the Security Agreement and shall be deemed a part thereof for all purposes of the Security Agreement. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is incorporated herein by reference. The New Grantor authorizes Collateral Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments thereto (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance. The New Grantor also hereby ratifies any and all financing statements or amendments previously filed by the Collateral Agent in any jurisdiction in connection with the Note Documents.

2. The New Grantor represents and warrants to Collateral Agent and the Amended that this Joinder has been duly executed and delivered by the New Grantor and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3. This Joinder is a Senior Secured Note Document. This Joinder may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Joinder. Delivery of an executed counterpart of this Joinder by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Joinder. Any party delivering an executed counterpart of this Joinder by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Joinder but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Joinder.

4. The Security Agreement, as supplemented hereby, shall remain in full force and effect.

5. This Agreement, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of New York. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

6. Each Guarantor hereby submits to the nonexclusive jurisdiction of any U.S. Federal or New York State court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Grantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH GRANTOR AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties hereto have caused this Joinder to the Security Agreement to be executed and delivered as of the day and year first above written.

NEW GRANTOR:	ARMSTRONG COAL SALES, LLC

	By:	/s/ Martin D. Wilson
	Name:	Martin D. Wilson
	Title:	Manager

COLLATERAL AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION as Collateral Agent

	By:	/s/ Julius R. Zamora
	Name:	Julius R. Zamora
	Title:	Vice President

TRUSTEE:	WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

	By:	/s/ Julius R. Zamora
	Name:	Julius R. Zamora
	Title:	Vice President

SCHEDULE A

to

SECURITY AGREEMENT

Security Interest Data Summary

1. The chief executive office of Armstrong Coal Sales, LLC (the “Debtor”) is located at: 7733 Forsyth Boulevard, Suite 1625, Saint Louis, MO 63105.

2. The Debtor’s true and full name is as follows: Armstrong Coal Sales, LLC. The Debtor uses no trade names or fictitious names.

3. The Debtor’s form of organization is as follows: limited liability company.

4. The Debtor’s state of organization is as follows: Delaware.

5. The Debtor’s organization ID # (if any exists) is as follows: 5629787.

6. All of the Debtor’s personal property which has not been delivered to the Administrative Agent pursuant to the terms of this Agreement or the Credit Agreement is now, and will be at all future times, located at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Property that is located at the corporate office located at 407 Brown Road, Madisonville, KY 42431.

7. All of the Debtor’s books and records, including those relating to accounts payable and accounts receivable, are kept at the Debtor’s chief executive office as described in Paragraph 1 above, except as specified below:

Books and records that are located at the corporate office located at 407 Brown Road, Madisonville, KY 42431.

8. The Debtor does not currently own, lease or otherwise hold any real property nor does it intend to own, lease or otherwise hold any real property.

SCHEDULE B

to

SECURITY AGREEMENT

Commercial Tort Claims

None